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                                                                    Exhibit 23.0


                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-37437, 333-37229, 333-30835, 333-13723, 333-43303,
333-46243,  333-2672,  and  333-2674)  and on  Forms  S-8  (Nos.  333-05705  and
333-12551) filed by Home Properties of New York, Inc. of our reports dated March 16, 1998 and March 18, 1998, on our audits of the Candlewood Apartments and Park Shirlington and Braddock Lee Apartments, respectively, for the year ended December 31, 1997, which reports are included in the accompanying Form 8-K. We also consent to the reference to our firm under the caption "Experts".



                                                    /s/ Coopers & Lybrand L.L.P.
                                                        COOPERS & LYBRAND L.L.P.


Rochester, New York
March 23, 1998